UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2016

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The E.W. Scripps Company (the “Company” or “Scripps”) has announced that Richard A. Boehne will retire from his role as president and Chief Executive Officer (“CEO”) of the Company during the second half of 2017. On November 8, 2016, the Company’s Board of Directors (the “Board”) appointed Chief Digital Officer Adam Symson to the new position of Chief Operating Officer (“COO”) of the Company, to serve until his removal or resignation. Mr. Symson is expected to move into the CEO role when Mr. Boehne retires. The Board anticipates Mr. Boehne will continue as its non-executive chairman following the transition later next year.

Mr. Symson, 41, joined the Scripps TV division in 2002 and held a variety of roles before taking over the role of Senior Vice President and Chief Digital Officer. Prior to 2011, Mr. Symson ran operations, content and revenue for the TV division’s interactive businesses. He also spent a year as director of content and marketing for the Scripps Interactive media division, which was spun off with Scripps Networks Interactive in 2008. He has served as director of investigations and special projects and director of news strategy and operations for the Scripps corporate television group. Mr. Symson joined Scripps as executive producer of investigations and special projects for Scripps ABC affiliate KNXV in Phoenix in 2002. He also has worked for CBS stations WBBM in Chicago and KCBS in Los Angeles and as an independent producer for CBS News and NBC News. Mr. Symson has a bachelor’s degree in communication from the University of California, Los Angeles.

In connection with his appointment as Chief Operating Officer, on November 8, 2016, the Company increased Mr. Symson’s annual salary to $600,000 and increased the target annual incentive opportunity to 70% of his annual base salary. In addition, on that date, Mr. Symson entered into a Restricted Share Unit Agreement (the “RSU Agreement”) with the Company, pursuant to which the Company granted Mr. Symson $750,000 of time-based restricted share units (“RSUs”). One-third of the RSUs will vest on the first anniversary of the grant date, and two-thirds of the RSUs will vest on the second anniversary of the grant date. The units underlying each RSU will be paid in the form of the Company’s Class A Common Shares following the applicable vesting date. The RSUs will be subject to the terms and conditions of The E.W. Scripps Company 2010 Long-Term Incentive Plan.

There is no arrangement or understanding between Mr. Symson and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Symson and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Symson has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the RSU Agreement is qualified in its entirety by reference to the full text of the agreement, a form of which is attached as Exhibit 10.79 to the Current Report on Form 8-K, filed by the Company on March 9, 2009, and is incorporated in this Item 5.02 by reference.

On November 9, 2016, the Company issued a press release relating to the matters described above. A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

99.1	Press release dated November 9, 2016
10.1
Form of Restricted Share Unit Agreement (attached as Exhibit 10.79 to the Current Report on Form 8-K (Commission File No. 000-16914), filed by the Company on March 9, 2009, and incorporated herein by reference).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: November 10, 2016

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